UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

BALANCE LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-202959	47-1146785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Lincoln Road, 4th Floor

Miami Beach, Florida, 33139

(Address of principal executive offices) (zip code)

305-907-7600

(Registrant’s telephone number, including area code)

________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and any related statements of representatives and partners of Balance Labs, Inc. (the “Company”) contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2016, the Company entered into an investment agreement (the “Investment Agreement”) with Newel Trading Group LLC, a Delaware limited liability company (“Newel”) whereby Newel is obligated, providing the Company has met certain conditions including the filing of a Form S-1 Registration Statement for the shares to be acquired, to purchase up to Twenty-Five Million Dollars ($25,000,000) of the Company’s common stock at the rates set forth in the Investment Agreement. Under the Investment Agreement, the shares are purchased at the discretion of the Company by issuing a Put Notice when funds are needed. In consideration for the execution and delivery of the Investment Agreement, Company issued 1,000,000 non-registrable shares of Company’s common stock.

Registration Rights Agreement

In connection with the sale of common stock pursuant to the Investment Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Newel, pursuant to which the Company agreed to register all of the shares of common stock underlying the Investment Agreement (the “Registrable Securities”) on a Form S-1 registration statement (the “Registration Statement”) to be filed with the SEC within 30 calendar days following the Closing Date (the “Filing Deadline”) and to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act within 120 days following the Closing Date (the “Effectiveness Deadline”).

Warrants

The Warrants are exercisable in whole or in part, at an initial exercise price per share of $3.50, subject to adjustment. The exercise price and number of shares of the Company’s common stock issuable under the Warrants (the “Warrant Shares”) are subject to adjustments for stock dividends, splits, combinations, subsequent rights offerings, pro rata distributions and any issuance of securities below the exercise price of the Warrants.

10% Convertible Promissory Notes

Concurrently with the execution of the SPA and Investment, on August 1, 2014 (the “Issuance Date”), the Company entered into a convertible debenture (the “Debenture”) with Newel for a principal amount of $500,000.

Interest under the Debenture is 10% per annum, and the principal and all accrued but unpaid interest is due on April 1, 2017 (the “Maturity Date”). The Debenture is convertible into shares of the Company’s common stock at a fixed price of $0.25 per share at any time following 60 days after the Issuance Date and until the Maturity Date, subject to adjustment as described in the Debenture.

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The holder’s ability to convert the Debenture, however, is limited in that it will not be permitted to convert any portion of the Debenture if the number of shares of the Company’s common stock beneficially owned by the holder and its affiliates, together with the number of shares of our common stock issuable upon any full or partial conversion, would exceed 4.99% of our outstanding shares of common stock.

The foregoing description of the terms of the Investment Agreement, the Registration Rights Agreement, the Warrants, and the Debenture do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements forms of which are filed as exhibits 10.1, 4.1, 4.2, and 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The above securities were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder. The investors represented to us that they are accredited investors. We believe that the investors had adequate information about us as well as the opportunity to ask questions and receive responses from our management.

Item 9.01 Financial Statements and Exhibits,

Exhibit Number	Description

4.1	10% Convertible Debenture by and between the Company and Newel dated April 1, 2016
4.2	Warrant to Purchase Common Stock by and between the Company and Newel dated April 1, 2016
10.1	Investment Agreement by and between the Company and Newel dated April 1, 2016,
10.2	Registration Rights Agreement by and between the Company and Newel dated April 1, 2016

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALANCE LABS, INC.

Date: April 8, 2016	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Chief Executive Officer

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